Exhibit F-1
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                                  June 5, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re:   SEC File No. 70-9885
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Ladies and Gentlemen:

            We have examined the Application on Form U-1, dated April 27, 2001, under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed by Jersey Central Power & Light Company ("JCP&L") with the Securities and Exchange Commission and docketed in SEC File No. 70-9885, as amended by Amendment No. 1 thereto, dated July 27, 2001, Amendment No. 2 thereto, dated August 24, 2001 ("Amendment No. 2"), and Amendment No. 3 thereto, dated this date ("Amendment No. 3"), of which this opinion is to be a part. (The Application, as so amended and as thus to be amended, is hereinafter referred to as the "Application".) In Amendment No. 2, GPU, Inc. ("GPU"), JCP&L's then parent company (which was merged with FirstEnergy Corp. ("FirstEnergy") in November 2001), became a co-Applicant. In Amendment No. 3, FirstEnergy became a co-Applicant, GPU having ceased to be a co-Applicant by virtue of its merger with FirstEnergy.

            The Application contemplates, among other things, the organization by JCP&L of a Delaware limited liability company (the "Special Purpose Issuer"), which will be a direct subsidiary of JCP&L and will issue and sell up to $320 million of transition bonds ("Transition Bonds"), in accordance with the New Jersey Electric Discount and Energy Competition Act of 1999.

            Certain members of our firm have been counsel to JCP&L for many years. In such capacity, we have participated in various

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Securities and Exchange Commission
June 5, 2002
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proceedings  relating  to  JCP&L  and we are  familiar  with  the  terms  of the outstanding securities of JCP&L.

            We have examined such records of FirstEnergy, JCP&L and its subsidiaries, including the Special Purpose Issuer, and have made such further investigation as we have deemed necessary as a basis for this opinion.

            We are members of the Bars of the States of New Jersey and New York and do not purport to be experts on the laws of any jurisdiction other than the laws of the States of New Jersey and New York and the federal laws of the United States. We have, however, reviewed the Limited Liability Company Act of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws to the extent required to express the opinions set forth herein. As to all matters herein which are governed by the laws of the State of Ohio and, to the extent set forth therein, which are governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of Gary D. Benz, Esq., which is being filed as Exhibit F-2 to the Application.

            We have assumed that (i) all necessary action, corporate or otherwise, required on the part of JCP&L, and other relevant entities, including the Special Purpose Issuer, shall have been duly taken; (ii) the Commission shall have entered an order forthwith granting the Application; and (iii) all action under the Federal securities laws and state "Blue Sky" laws to permit the proposed transaction shall have been completed.

            Based  upon and  subject to the  foregoing,  and  assuming  that the
transactions   therein   proposed  are  carried  out  in  accordance   with  the
Application, we are of the opinion that:

                  (a) all State laws applicable to the proposed transactions will have been complied with;

                  (b) the Special Purpose Issuer is validly organized and duly existing;

                  (c) upon payment of the purchase price therefor by the purchasers thereof, the

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Securities and Exchange Commission
June 5, 2002
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            Transition  Bonds will be the valid and binding  obligations  of the
            Special Purpose Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and
            other  laws  affecting   creditors   rights  generally  and  general
            equitable principles; and

                  (d) the consummation of the transactions proposed in the Application will not violate the legal rights of the holders of any securities issued by FirstEnergy or any "associate company" thereof, as defined in the Act.

            We hereby consent to the filing of this opinion as an exhibit to the Application and in any proceedings before the Commission that may be held in connection therewith.


                                    Very truly yours,

                                    /s/ Thelen Reid & Priest
                                    THELEN REID & PRIEST LLP